                                                                   Exhibit 10.12

                               FIRST AMENDMENT TO
                     REAL ESTATE PURCHASE AND SALE AGREEMENT

     This First Amendment to Real Estate Purchase and Sale Agreement (the "First Amendment") is made and entered into as of November 21, 2005 by and among 1025 Vermont Investors, L.L.C., a Delaware limited liability company (the "Seller"), and Columbia Equity Trust, Inc., a Maryland corporation (the "Buyer") with reference to the following facts:

                                    RECITALS:

     A. Buyer and Seller have entered into that certain Real Estate Purchase and Sale Agreement dated as of November 11, 2005 (the "Agreement")(all capitalized terms not defined in this First Amendment shall have the meanings ascribed to them in the Agreement); and

     B. Both parties desire to further amend and modify the Agreement as set forth below.

     NOW, THEREFORE, for and in consideration of the agreements and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Buyer and Seller agree as follows:

                                      TERMS

1. Purchase Price. The Purchase Price (as defined in the Contract) is changed to THIRTY-FOUR MILLION FIFTY THOUSAND and 00/100 DOLLARS ($34,050,000.00).

2. Due Diligence Period. Buyer shall have no further right to terminate the Agreement pursuant to Section 5(b) thereof.

3. Rent Escrow. At Closing, Seller shall place TWO HUNDRED FIFTY-THREE THOUSAND EIGHT HUNDRED FORTY-EIGHT and 29/100 DOLLARS ($253,848.29) in escrow (the "Rent Escrow") with Commercial Title Group, Inc. to compensate Buyer for certain rent abatements and rent escalation adjustments not previously disclosed to Buyer. Buyer shall be entitled to withdraw funds held in the Rent Escrow after Closing from time-to-time, at Buyer's sole discretion, as equivalent rent payments

4. Tenant Improvement and Leasing Commissions Escrow. In the event Seller has not fulfilled its obligation pursuant to Section 9(a) (v) of the Agreement to pay any leasing commissions, payments for tenant improvements or tenant allowances in connection with any Existing Leases that Seller is required to pay on or before Closing, Seller shall place a reasonable estimate of such unpaid amounts, as agreed by Seller and Buyer, in escrow (the "TI and Leasing Commissions Escrow") with Commercial Title Group, Inc. at Closing. Seller shall be entitled to withdraw funds held in the TI and Leasing Commissions Escrow from time-to-time after Closing to fund such unpaid leasing commissions, payments for tenant improvements or tenant allowances in connection with Existing Leases, only with Buyer's written consent, not to be unreasonably withheld. Notwithstanding the foregoing and regardless of the amount placed in the TI and Leasing Commissions Escrow, Seller shall be solely responsible to pay any leasing commissions, payments for tenant improvements or tenant allowances in connection with any Existing Leases except for leasing commissions, tenant improvements or tenant allowances with respect to renewals or extensions of Modified Leases or New Leases entered into after the Effective Date and consented to by Buyer.

5. Additions to Amounts in Rent Escrow. In the event that delays in completing any tenant improvements for Existing Leases by Seller result in delays in the occupancy dates, as shown on the Rent Roll attached as Exhibit E to the Agreement, and reduce the rental and reimbursement income to the Buyer by TEN THOUSAND DOLLARS ($10,000) or more, Seller shall pay the reasonably estimated amount of such reduction, as agreed by Seller and Buyer, into the Rent Escrow at Closing.

6. Environmental Remediation. Seller shall remediate the mold discovered in the Property's electrical room by Buyer's environmental consultant, according to the guidelines prepared by Buyer's environmental consultant, to Buyer's reasonable satisfaction prior to Closing at Seller's sole cost and expense.

7. Ratification. Except as modified by this First Amendment, the Agreement remains in full force and effect.

8. Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first set forth above.

                                        SELLER:

                                        1025 VERMONT INVESTORS, L.L.C., a
                                        Delaware limited liability company

                                        By: Vermont Avenue Managing Associates,
                                            L.L.C.,
                                            a Delaware limited liability
                                            company,
                                            Managing Member


                                        By: /s/ Andrew J. Czekaj
                                            ------------------------------------
                                            Andrew J Czekaj, Manager


                                        BUYER:

                                        COLUMBIA EQUITY TRUST, INC., a Maryland
                                        corporation


                                        By: /s/ Oliver T. Carr, III
                                            ------------------------------------
                                        Name: Oliver T. Carr, III
                                        Title: Chairman and Chief Executive
                                               Officer


                                        3